Second Quarter 2021 Financial and operating results for the period ended June 30, 2021 July 28, 2021 Unless otherwise specified, comparisons in this presentation are between 2Q20 and 2Q21. Exhibit 99.3

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 2 Important Legal Information Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on July 28, 2021, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. Forward-Looking Statements This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes the measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, CNOinc.com. Non-GAAP Measures

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 3

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 4 Quarter in Review Strong earnings; total sales exceed pre-pandemic levels Strong Operational Performance • Operating income per share1 up 60% excl. significant items • Insurance product margin up 8% excl. significant items; favorably impacted by deferral of care • Alternative investment income up sharply • Most growth metrics exceeding pre-COVID levels • Generated $114 million in free cash flow • Returned $105 million to shareholders • $87 million in share repurchases; reduced weighted average share count by 7% • Capital and liquidity remain conservatively positioned • Book value per diluted share excl. AOCI1 up 12% 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Building on Track Record of Execution

Growth Scorecard

All five metrics up year-over-year and versus 2019

(dollars in millions)

		2019	2020				2021		Y/Y Change	
		2Q	2Q	3Q	4Q	TY	1Q	2Q	vs. 2Q19	vs. 2Q20
Drive Growth	***New Annualized Premiums*[1]**									
	Life	$39.4	$47.4	$44.3	$37.1	$169.9	$53.0	$52.3	32.7%	10.3%
	Health	45.8	22.0	39.4	49.1	154.5	35.7	41.5	-9.4%	88.6%
	Total Life and Health	$85.2	$69.4	$83.7	$86.2	$324.4	$88.7	$93.8	10.1%	35.2%
	Collected Premiums									
	Life	$202.5	$206.1	$213.3	$212.5	$839.6	$226.5	$223.4	10.3%	8.4%
	Health	418.5	419.2	431.7	421.6	1,691.6	424.7	410.6	-1.9%	-2.1%
	Total Life and Health	$621.0	$625.3	$645.0	$634.1	$2,531.2	$651.2	$634.0	2.1%	1.4%
Expand to the Right	***Annuity Collected Premiums***	$341.2	$242.7	$285.1	$345.0	$1,165.0	$325.4	$344.3	0.9%	41.9%
	***Client Assets in BD and Advisory*[2]**	$1,788.0	$1,981.4	$2,067.2	$2,311.6	$2,311.6	$2,444.6	$2,636.0	47.4%	33.0%
	***Fee Revenue*[3]**	$15.8	$20.7	$19.9	$36.6	$106.0	$32.3	$31.1	96.8%	50.2%

1 Measured as 100% of new life and health annualized premiums, except for single premium whole life deposits, which are measured at 10% of annualized premium.

2 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts. Prior periods have been restated to conform with current presentation.

3 Represents fee revenue from the sales of third-party insurance products; services provided by WBD; fees generated by our broker-dealer and registered investment advisor. Beginning in 1Q21, such amount includes fee revenue earned by DirectPath.

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Consumer Division Update

Sales momentum continuing; most metrics exceed pre-COVID levels

Key Initiatives	Second Quarter Highlights
Maintain growth momentum	• Life & Health sales up 32% YoY; up 19% vs. 2Q19 • Annuity collected premiums up 42% YoY; up 1% vs. 2Q19
Optimize distribution	• Ongoing cross-channel collaboration driving productivity • Over 50% of all new agents from preferred sources, such as personal referrals • Registered agent[1] count up 6%
Expand reach	• Approximately 50% of Life and Health NAP sold virtually • Additional products sold through multiple channels • Steady growth in client assets in brokerage and advisory

1 Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients.

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Worksite Division Update

Sales continuing to recover; workplace re-openings accelerating

Key Initiatives	Second Quarter Highlights
Restore growth	• Life & Health sales up 88% YoY • Fee revenue up 110% YoY due to DirectPath • Stable employer base and premium collection
Optimize distribution	• Exclusive producing agent count up 15% YoY • Veteran producers up 7% vs. 2Q19 • Cross-training / cross-sales momentum building between channels; early DirectPath/WBD cross-sale success
Expand reach	• Average client size increasing; penetration deepening • New group pipeline growing

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 7

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 8 Excess Capital Allocation Strategy Disciplined and opportunistic approach to maximize shareholder value Organic investments to sustain and grow the core businesses • Agent pilots, technology-driven customer experience enhancements • Hybrid distribution • Worksite B2B marketing, lead generation Return capital to shareholders • $87 million in share repurchases / $17 million in dividends in 2Q21 • 9th consecutive annual dividend increase • Continued capacity to repurchase shares Opportunistic transactions • Highly selective M&A • CNO Ventures; strategic minority investments largely in insurtech • LTC reinsurance (2018), Web Benefits Design (2019), DirectPath (2021)

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 9 $0.55 $0.66 $0.57 $0.58 $0.43 $0.69 Financial Highlights Operating EPS up 20%; continued favorable COVID impact; strong NII Earnings ResultsSecond Quarter 2021 Net operating income1 $79.4 $89.1 Net income $82.0 $78.0 Weighted average shares outstanding (in millions) 143.9 133.8 (dollars in millions, except where noted) Net operating earnings per share1 • Operating EPS1 of $0.66, up 20% vs. 2Q20; up 60% excl. significant items • $0.12 / $21 million pre-tax net favorable COVID impact vs. ($0.03) / $6 million pre-tax net unfavorable impact in 2Q20 • $0.18 / $31 million pre-tax variable net investment income vs. ($0.05) / $10 million pre-tax loss in 2Q20 • Total expenses of $161 million excl. significant items, up 12% YoY; up 8% YTD • Operating ROE1, as adjusted, of 12.3% • $87 million in share repurchases • Weighted average share count reduced by 7% YoY 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Net income per share 2Q20 2Q21 Excluding significant items

Insurance Product Margin

Continued benefit from deferral of care; stable underlying margins

(dollars in millions)

Insurance Product Margin Excluding Significant Items[1]

	2Q20	3Q20	4Q20	1Q21	2Q21
Annuity	$72.3	$45.3	$52.0	$57.9	$66.0
Margin / average net insurance liabilities	2.99%	1.86%	2.11%	2.33%	2.63%
Health	$95.5	$152.2	$125.2	$124.7	$120.9
Margin / insurance policy income	22%	36%	30%	30%	29%
Life	$41.7	$47.3	$41.6	$27.1	$39.7
ISL: Margin / average net insurance liabilities	0.44%	0.30%	0.17%	0.80%	0.66%
ISL: Underwriting margin / insurance policy income	42%	43%	36%	30%	37%
Trad: Margin / insurance policy income	16%	18%	17%	8%	14%
Trad: Margin ex. Adv. Exp. / insurance policy income	26%	27%	26%	21%	28%
Total Margin	$209.5	$244.8	$218.8	$209.7	$226.6

1 Excludes $16.1 million favorable annuity unlocking/$4.3 million unfavorable life unlocking in 4Q20; $51.5 million favorable annuity unlocking/$5.6 million unfavorable life unlocking in 2Q20. See the Appendix for a reconciliation to the corresponding GAAP measure.

Highlights[1]

- Total margin up $17 million, or 8%
  - Favorable COVID impact of $21 million (vs. unfavorable $6 million in 2Q20)
- Annuity margin down $6 million, or 9%
  - Favorable COVID impact of $2 million (vs. favorable $4 million in 2Q20)
  - 2Q20 included $10 million favorable non-COVID mortality impact
- Health margin up $25 million, or 27%
  - Favorable COVID impact of $30 million from deferral of care (vs. favorable $4 million in 2Q20)
    - Medicare Supplement: $11 million
    - Supplemental health: $2 million
    - Long-term care: $17 million
- Life margin down $2 million, or 5%
  - Unfavorable COVID impact of $11 million (vs. unfavorable $14 million in 2Q20)
- Underlying business performing as expected excluding COVID

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CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 11 $- $100.0 $200.0 $300.0 $400.0 2Q 2020 2Q 2021 Investment Income Not Allocated to Product Lines $- $100.0 $200.0 $300.0 $400.0 2Q 2020 2Q 2021 Total Net Investment Income1 Annuity Health Life Not Allocated $- $100.0 $200.0 $300.0 $400.0 2Q 2020 2Q 2021 Investment Income Allocated to Product Lines Annuity Health Life Investment Results • Average yield on allocated investments was 4.75% vs. 4.81% in 1Q21 and 4.92% in 2Q20 • New money rate of 3.38%; down from 3.57% in 1Q21 due to up-in-quality actions (-16 bps) and declining interest rates throughout quarter • $1.1B new money investments with average rating of A and average duration of 16 years 1 Reflects sum of allocated and non-allocated investment income. Refer to pages 16-19 of the financial supplement for more information on the components of net investment income. +1% Alternatives outperformance drove sharp increase in overall NII; up-in-quality portfolio shift $221.4 $222.6 $270.4 $229.6 $47.8 $8.2 • Invested assets up 5% YoY • 200 bps reduction in BBB/HY • Earned yield of 4.97% vs. 5.03% in 1Q21 and 4.23% in 2Q20 • Investment Income Not Allocated to Product Lines up $39.6 million YoY • Strong alternatives performance in 2Q21, compared to loss in 2Q20 $(20.2)M loss from alts $21.2M gain from alts (dollars in millions)

Portfolio Composition

Continues to be high quality, well-positioned

$28 billion of Invested Assets

(Fair Value as of 6/30/2021)



Non-Agency RMBS, 7.2%
Mortgage Loans, 4.9%
HY Corporates, 2.9%
CMBS, 7.9%
Municipals, 10.1%
Govts/Agency, 1.2%
ABS, 3.7%
CLO, 1.7%
Equities, 0.5%
Other Invested Assets, 2.3%
Alternatives, 2.2%
Policy Loans, 0.4%
Cash, 2.6%
IG Corporates, 52.3%

General Approach

- Positioned for stable performance across credit cycles
- Focus on quality
- Lower than average allocation to most higher risk categories
- Low impairments through multiple cycles

Highlights

- **$23.5 billion of assets with high degree of liquidity**
- **65% of portfolio in corporate and government bonds**
  - ~$14.8 billion public corporate bonds
  - ~$5.6 billion structured securities
  - ~$3.1 billion municipal, political subdivisions, and U.S. and foreign government bonds
- **Strong credit risk profile**
  - 96% rated NAIC 1 / 2
  - Diversified commercial and residential mortgages with favorable performance metrics and strong operating characteristics. No delinquencies.
  - Significant credit enhancement in structured products
  - Alternative investments emphasizing current cash flows and comparatively predictable results

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CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 13 Cash Flow Profile Strong free cash flow generation and conversion (dollars in millions) 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. 2 Cash flows exclude capital contributions to insurance subsidiaries, acquisitions, dividend payments, stock repurchases, and financing transactions.

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 14 Capital and Liquidity Overview 1 The ratio of the combined capital of the insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners. 2 Excluding accumulated other comprehensive income (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure. Debt to Capital2 Consolidated Risk Based Capital (“RBC”) Ratio1  Target leverage of 25.0 – 28.0%  Debt covenant ceiling of 35%  Debt capacity within limit of target leverage $157 million  Targeted consolidated RBC ratio of 375-400%  Excess due to intentional conservative positioning  RBC variability can be expected in periods of market volatility Holding Company Liquidity  Minimum targeted holding company liquidity of $150 million  Liquidity bolstered by $250 million undrawn revolver  No outstanding debt maturities until 2025 Conservative approach to capital structure; strong liquidity (dollars in millions) 408% 411% 407% 409% 2019 2020 1Q 2021 2Q 2021 23.0% 25.6% 25.4% 25.5% 2019 2020 1Q 2021 2Q 2021 $186.7 $388.1 $324.1 $336.4 2019 2020 1Q 2021 2Q 2021

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 15 Outlook Sales  Continued positive momentum Earnings Free Cash Flow / Excess Capital  As COVID uncertainty diminishes, manage capital and liquidity closer to target levels, reducing excess capital over time  COVID-related • Still much uncertainty • Assuming pandemic doesn’t worsen • Modest net favorable mortality/morbidity impact in second half 2021 • Modest net unfavorable mortality/morbidity impact in 2022  Investment income • Allocated to products: flat to prior year in second half 2021 • Not allocated to products: below prior year in second half 2021, assuming mean reversion in return on alternative investments  Fee income • Modestly favorable to prior year in second half 2021  Expenses (excluding significant items) • Third and fourth quarter 2021 generally consistent with first quarter 2021

Delivering On Our Commitments

Pivoting to post COVID strategic priorities

Turnaround / De-risking

Pre 2017

- Reinsured life block (2009)
- Recapitalized company (2012)
- Initiated dividend (2012)
- Sold Legacy Life Insurance Block (2014)
- Migrated ratings upwards–within non-investment grade ratings classes

Pivot to Growth

2017 - 2019

- Completed Senior Leadership additions
- Reinsured LTC block
- Achieved investment grade credit ratings
- Up-in-quality portfolio repositioning
- Sustainable momentum in recruiting and sales

COVID-19

2020 - 2021

- Benefiting from diverse business model and strong retention
- Balancing capital return with investments in growth
- Conservative capital structure
- Up-in-quality investment positioning
- Successfully pivoting to new sales approaches
- Accelerating integration of D2C and exclusive agents
- Expanding D2C offerings
- Reimagining future workplace

Optimize Long-term Value

Post COVID

- Optimize customer-centric business alignment
- Expand omnichannel delivery model
- Extract potential from Worksite business
- Enhance growth, margin and ROE profile
- Maximize distributable cash flow
- Accelerate pace of capital deployment
- Leverage technology

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CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 17 Well-positioned in underserved senior middle-income market Highly differentiated business model Favorable demographic tailwinds Sustainable growth initiatives in place Strong balance sheet; robust free cash flow generation Investment Highlights

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 18 Questions and Answers

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 19 Appendix 1: Quarter in Review Strong Operational Performance • Broker-Dealer/Registered Investment Advisor Slide 20 • Exclusive Agent Counts Slide 21 Building on Strong Track Record of Execution • New Money Rate Walk Slide 22 • New Money Summary Slide 23 • Long-Term Care Insurance Slide 24 • Tax Asset Summary Slide 25

Broker-Dealer/Registered Investment Advisor

Account values up 33% YoY; $2.6 billion in client assets

(dollars in millions)

		2020			2021	
		2Q	3Q	4Q	1Q	2Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$ (26.7)	$ (31.5)	$ 3.0	$ (12.4)	$ 2.2
	Advisory	38.6	23.5	43.9	74.2	69.9
	Total	$ 11.9	$ (8.0)	$ 46.9	$ 61.8	$ 72.1
Client Assets in Brokerage and Advisory[1] at end of period	Brokerage	$ 1,355.2	$ 1,384.4	$ 1,520.9	$ 1,560.3	$ 1,635.3
	Advisory	626.2	682.8	790.7	884.3	1,000.7
	Total	$ 1,981.4	$ 2,067.2	$ 2,311.6	$ 2,444.6	$ 2,636.0

1 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts. Prior periods have been restated to conform with current presentation.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021

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CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 21 % Change Consumer 2Q 3Q 4Q 1Q 2Q Y/Y Producing Field Agents1,3 4,066 4,448 4,539 4,389 4,360 7.2% Producing Tele-Sales Agents1,3 237 239 257 258 247 4.2% Total Producing Agents1,3 4,303 4,687 4,796 4,647 4,607 7.1% Registered Agents2,3 603 618 641 646 639 6.0% Worksite Producing Field Agents1,3 225 242 255 241 258 14.7% 2020 2021 Exclusive Agent Counts 1 Producing agents are exclusive agents that have submitted at least one policy in the month. 2 Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients. 3 Agent and representative counts represent the average of the last 3 months. Solid YoY producing agent count growth; sequential metrics mixed

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 22 New Money Rate Walk Lower sequentially; higher average rates offset by tighter spreads, up-in-quality bias, end of quarter rate environment

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 23 New Money Summary Continued up-in-quality bias during second quarter 97% Investment Grade Allocation Second Quarter Investments IG Corporates 70% Structured Securities 11% Municipals 12% HY Corporates 3% CML 3% Direct investment 0.7% Allocation $ Allocation% Yield Average Rating Average Duration IG Corporates 763 70.2% 3.34% A 18.3 Structured Securities 123 11.3% 3.32% BBB+ 8.0 Municipals 135 12.4% 3.11% AA 17.0 HY Corporates 31 2.9% 4.46% BB- 5.7 CML 28 2.5% 3.15% A 6.0 Direct investment 7 0.7% 9.80% NR 0.0 Total 1,087 100% 3.38% A 16.1

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 24  New sales (~$25 million annually) focused on short duration products – 98% of new sales for policies with 2 years or less in benefits – Average benefit period of 11 months – New business 25% reinsured since 2008  Reserve assumptions informed by historical experience – No morbidity improvement – No mortality improvement – Minimal future rate increases – New money rates reflect a low for long environment  Favorable economic profile – 2020 Loss Recognition Testing margin increased to $302 million or ~12% of Net GAAP Liabilities driven by margin from new business and favorable pre-COVID morbidity trends – Statutory reserves ~$190 million higher than LTC Net GAAP Liabilities, which are currently ~$2.49 billion – Total LTC is just 13% of overall CNO reserves – Potential adverse impact from severe stress scenarios is significantly reduced – Average original daily benefit is $143 per day for inforce block Long-Term Care Insurance Highly differentiated in-force block; prudently managed

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 25 Non-life NOLs $291 DTAs related to tax strategy $131 Value of NOLs and deferred tax assets (DTAs) related to tax strategy Details • Total estimated economic value of tax assets related to our NOLs and tax strategy of approximately $350 million @ 10% discount rate ($2.66 on a per share basis). • Life NOLs have been fully utilized. Non- life NOLs are expected to offset 100% of non-life taxable income and 35% of life taxable income through 2023. • Tax refund related to the loss carrybacks permitted by the CARES Act of $80 million was received in 3Q 2021, which will reduce the future economic value to $270 million ($2.05 on a per share basis). $422* (dollars in millions) Tax Asset Summary as of June 30, 2021 $422 million/$3.21 per diluted share value of NOLs and DTAs related to tax strategy *Excludes the $80 million tax receivable related to the loss carrybacks permitted by the CARES Act.

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 26 Appendix 2: Financial Exhibits • Non-GAAP Financial Measures Slides 27-44

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 27 The table below summarizes the financial impact of significant items on our 2Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q21 Significant Items (dollars in millions, except per-share amounts) (1) Comprised of $4.5 million from legal and regulatory matters. (2) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 66.0$ -$ 66.0$ Health 120.9 - 120.9 Life 39.7 - 39.7 Total insurance product margin 226.6 - 226.6 Allocated expenses (141.6) - (141.6) Income from insurance products 85.0 - 85.0 Fee income 6.6 - 6.6 Investment income not allocated to product lines 47.8 - 47.8 Expenses not allocated to product lines (23.8) 4.5 (1) (19.3) Operating earnings before taxes 115.6 4.5 120.1 Income tax expense on operating income (26.5) (1.0) (27.5) Net operating income (2) 89.1$ 3.5$ 92.6 Net operating income per diluted share (2) 0.66$ 0.03$ 0.69$ Three months ended June 30, 2021 Actual results Significant items Excluding significant items

1Q21 Significant Items

The table below summarizes the financial impact of significant items on our 1Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results.

(dollars in millions, except per-share amounts)

	Three months ended March 31, 2021		
	Actual results	Significant items	Excluding significant items
Insurance product margin			
Annuity	$ 57.9	$ -	$ 57.9
Health	124.7	-	124.7
Life	27.1	-	27.1
Total insurance product margin	209.7	-	209.7
Allocated expenses	(141.1)	-	(141.1)
Income from insurance products	68.6	-	68.6
Fee income	7.3	-	7.3
Investment income not allocated to product lines	43.0	-	43.0
Expenses not allocated to product lines	(22.0)	7.8 (1)	(14.2)
Operating earnings before taxes	96.9	7.8	104.7
Income tax expense on operating income	(21.7)	(1.7)	(23.4)
Net operating income (2)	$ 75.2	$ 6.1	81.3
Net operating income per diluted share (2)	$ 0.55	$ 0.04	$ 0.59

(1) Comprised of: (i) $5.3 million from legal and regulatory matters; and (ii) $2.5 million of transaction expenses related to the previously announced acquisition of DirectPath, LLC. The legal and regulatory matters primarily consist of an increase to our liability for claims and interest pursuant to the Global Resolution Agreement, as we have now processed and verified most of the claims provided by the third party auditor allowing us to more accurately estimate the ultimate liability.

(2) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure.

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CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 29 The table below summarizes the financial impact of significant items on our 4Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q20 Significant Items (dollars in millions, except per-share amounts) (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) Unfavorable impact related to asset impairments. (3) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 68.1$ (16.1)$ (1) 52.0$ Health 125.2 - 125.2 Life 37.3 4.3 (1) 41.6 Total insurance product margin 230.6 (11.8) 218.8 Allocated expenses (162.7) - (162.7) Income from insurance products 67.9 (11.8) 56.1 Fee income 2.9 - 2.9 Investment income not allocated to product lines 57.8 - 57.8 Expenses not allocated to product lines (17.8) 3.7 (2) (14.1) Operating earnings before taxes 110.8 (8.1) 102.7 Income tax expense on operating income (24.8) 1.7 (23.1) Net operating income (3) 86.0$ (6.4)$ 79.6$ Net operating income per diluted share (3) 0.61$ (0.04)$ 0.57$ Three months ended December 31, 2020 Actual results Significant items Excluding significant items

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 30 The table below summarizes the financial impact of significant items on our 2Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q20 Significant Items (dollars in millions, except per-share amounts) Insurance product margin Annuity 123.8$ 40.0$ (1) 72.3$ (91.5) (1) Health 95.5 - 95.5 Life 36.1 5.6 (1) 41.7 Total insurance product margin 255.4 (45.9) 209.5 Allocated expenses (128.1) - (128.1) Income from insurance products 127.3 (45.9) 81.4 Fee income 5.2 - 5.2 Investment income not allocated to product lines 8.2 - 8.2 Expenses not allocated to product lines (38.5) 23.5 (2) (15.0) Operating earnings before taxes 102.2 (22.4) 79.8 Income tax expense on operating income (22.8) 4.7 (18.1) Net operating income (3) 79.4$ (17.7)$ 61.7$ Net operating income per diluted share (3) $0.55 (0.12)$ 0.43$ Three months ended June 30, 2020 Actual results Significant items Excluding significant items The footnotes to the above table are on the following page.

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 31 2Q20 Significant Items (Continued from the previous page) (1) Given our expectation that interest rates will remain low for the long-term, we performed an actuarial unlocking exercise in the second quarter of 2020 to reflect our assumption that average new money rates will remain flat at 4 percent forever. This change and the related impacts to persistency assumptions had a $45.6 million unfavorable impact on pre-tax earnings. As part of the actuarial unlocking exercise, we also changed our assumptions related to the future option costs we incur in providing benefits on fixed index annuities which had a favorable impact on pre-tax earnings of $91.5 million. The impact of these changes in assumptions is summarized below (dollars in millions): This actuarial unlocking exercise did not replace our comprehensive annual review of all assumptions for our insurance products, which we completed in the fourth quarter of 2020. (2) We increased our liability for claims and interest pursuant to the previously disclosed Global Resolution Agreement entered into in November 2018. Pursuant to this agreement, a third-party auditor is acting on behalf of 41 states and the District of Columbia for the purpose of identifying deceased insureds and contract holders where benefits are payable pursuant to unclaimed property laws. The third-party auditor has provided information that we have processed and verified allowing us to more accurately estimate the ultimate liability pursuant to this agreement. (3) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. Line of business Fixed index annuities Fixed interest annuities Interest- sensitive life Total Favorable (unfavorable) Impacts of an average new money rate assumption of 4 percent Insurance policy benefits $ (5.0) $ — $ (7.4) $ (12.4) Amortization (25.6) (9.4) 1.8 (33.2) Subtotal (30.6) (9.4) (5.6) (45.6) Impacts of changes in future option costs Insurance policy benefits 104.8 — — 104.8 Amortization (13.3) — — (13.3) Subtotal 91.5 — — 91.5 Impact on pre-tax income $ 60.9 $ (9.4) $ (5.6) $ 45.9

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 32 The table below summarizes the financial impact of significant items on our 4Q19 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q19 Significant Items (dollars in millions, except per-share amounts) (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) $20.0 million of the net favorable impact from legal and regulatory matters. (3) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 60.5$ 0.3$ (1) 60.8$ Health 93.0 - 93.0 Life 46.7 9.7 (1) 56.4 Total insurance product margin 200.2 10.0 210.2 Allocated expenses (140.6) - (140.6) Income from insurance products 59.6 10.0 69.6 Fee income 11.7 - 11.7 Investment income not allocated to product lines 26.2 - 26.2 Expenses not allocated to product lines 2.8 (20.0) (2) (17.2) Operating earnings before taxes 100.3 (10.0) 90.3 Income tax expense on operating income (21.7) 2.1 (19.6) Net operating income (3) 78.6$ (7.9)$ 70.7$ Net operating income per diluted share (3) 0.52$ (0.05)$ 0.47$ Three months ended December 31, 2019 Actual results Significant items Excluding significant items

Quarterly Earnings

(dollars in millions)

	2Q20	3Q20	4Q20	1Q21	2Q21
Insurance product margin					
Annuity	$ 123.8	$ 45.3	$ 68.1	$ 57.9	$ 66.0
Health	95.5	152.2	125.2	124.7	120.9
Life	36.1	47.3	37.3	27.1	39.7
Total insurance product margin	255.4	244.8	230.6	209.7	226.6
Allocated expenses	(128.1)	(130.3)	(162.7)	(141.1)	(141.6)
Income from insurance products	127.3	114.5	67.9	68.6	85.0
Fee income	5.2	0.8	2.9	7.3	6.6
Investment income not allocated to product lines	8.2	43.7	57.8	43.0	47.8
Expenses not allocated to product lines	(38.5)	(13.7)	(17.8)	(22.0)	(23.8)
Operating earnings before taxes	102.2	145.3	110.8	96.9	115.6
Income tax expense on operating income	(22.8)	(32.7)	(24.8)	(21.7)	(26.5)
Net operating income*	79.4	112.6	86.0	75.2	89.1
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	12.3	7.7	12.6	3.6	24.3
Net change in market value of investments recognized in earnings	31.2	8.5	6.0	(6.4)	5.7
Fair value changes in embedded derivative liabilities (net of related amortization)	(27.1)	(1.6)	16.3	82.1	(44.9)
Fair value changes related to agent deferred compensation plan	(13.2)	-	(3.1)	13.2	-
Other	-	6.5	0.9	0.6	0.9
Non-operating income (loss) before taxes	3.2	21.1	32.7	93.1	(14.0)
Income tax expense (benefit) on non-operating income	0.6	4.5	6.9	20.9	(2.9)
Net non-operating income (loss)	2.6	16.6	25.8	72.2	(11.1)
Net income	$ 82.0	$ 129.2	$ 111.8	$ 147.4	$ 78.0

* Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the above table.

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CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 34 Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non- GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals.

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 35 Information Related to Certain Non-GAAP Financial Measures A reconciliation of net income (loss) applicable to common stock to net operating income (and related per-share amounts) is as follows: (dollars in millions, except per-share amounts) 2Q20 3Q20 4Q20 1Q21 2Q21 Net income applicable to common stock 82.0$ 129.2$ 111.8$ 147.4$ 78.0$ Non-operating items: Net realized investment (gains) losses from sales and impairments, net of related amortization (12.3) (7.7) (12.6) (3.6) (24.3) Net change in market value of investments recognized in earnings (31.2) (8.5) (6.0) 6.4 (5.7) Fair value changes in embedded derivative liabilities, net of related amortization 27.1 1.6 (16.3) (82.1) 44.9 Fair value changes related to the agent deferred compensation plan 13.2 - 3.1 (13.2) - Other - (6.5) (0.9) (0.6) (0.9) Non-operating (income) loss before taxes (3.2) (21.1) (32.7) (93.1) 14.0 Income tax (expense) benefit on non-operating (income) loss (0.6) (4.5) (6.9) (20.9) 2.9 Net non-operating (income) loss (2.6) (16.6) (25.8) (72.2) 11.1 Net operating income (a non-GAAP financial measure) 79.4$ 112.6$ 86.0$ 75.2$ 89.1$ Per diluted share: Net income 0.57$ 0.91$ 0.80$ 1.08$ 0.58$ Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes) (0.07) (0.04) (0.07) (0.02) (0.14) Net change in market value of investments recognized in earnings (net of taxes) (0.17) (0.05) (0.04) 0.04 (0.03) Fair value changes in embedded derivative liabilities (net of related amortization and taxes) 0.15 0.01 (0.09) (0.47) 0.26 Fair value changes related to the agent deferred compensation plan (net of taxes) 0.07 - 0.02 (0.08) - Other - (0.04) (0.01) - (0.01) Net operating income (a non-GAAP financial measure) 0.55$ 0.79$ 0.61$ 0.55$ 0.66$

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 36 Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows: (dollars in millions, except per-share amounts, and shares in thousands) 2Q20 3Q20 4Q20 1Q21 2Q21 Operating income 79.4$ 112.6$ 86.0$ 75.2$ 89.1$ Weighted average shares outstanding for basic earnings per share 143,422 140,900 138,232 134,140 131,016 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 519 830 2,155 2,513 2,798 Weighted average shares outstanding for diluted earnings per share 143,941 141,730 140,387 136,653 133,814 Net operating income per diluted share 0.55$ 0.79$ 0.61$ 0.55$ 0.66$

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows:

(dollars in millions, except per-share amounts)

	2Q20	3Q20	4Q20	1Q21	2Q21
Total shareholders' equity	$ 4,731.2	$ 5,083.9	$ 5,484.2	$ 4,860.7	$ 5,324.0
Shares outstanding for the period	141,718,570	138,931,352	135,279,119	132,268,255	129,105,039
Book value per share	$ 33.38	$ 36.59	$ 40.54	$ 36.75	$ 41.24
Total shareholders' equity	$ 4,731.2	$ 5,083.9	$ 5,484.2	$ 4,860.7	$ 5,324.0
Less accumulated other comprehensive income	(1,520.2)	(1,801.6)	(2,186.1)	(1,518.1)	(1,995.5)
Adjusted shareholders' equity excluding AOCI	$ 3,211.0	$ 3,282.3	$ 3,298.1	$ 3,342.6	$ 3,328.5
Shares outstanding for the period	141,718,570	138,931,352	135,279,119	132,268,255	129,105,039
Dilutive common stock equivalents related to:					
Stock options, restricted stock and performance units	691,574	1,040,861	2,438,176	2,356,263	2,444,309
Diluted shares outstanding	142,410,144	139,972,213	137,717,295	134,624,518	131,549,348
Book value per diluted share (a non-GAAP measure)	$ 22.55	$ 23.45	$ 23.95	$ 24.83	$ 25.30

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CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 38 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 39 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) 2Q20 3Q20 4Q20 1Q21 2Q21 Operating income 311.5$ 354.9$ 362.3$ 353.2$ 362.9$ Operating income, excluding significant items 285.9$ 329.3$ 338.2$ 335.2$ 366.1$ Net income 380.8$ 468.0$ 301.8$ 470.4$ 466.4$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,722.9$ 2,760.6$ 2,812.4$ 2,876.5$ 2,947.7$ Average common shareholders' equity 4,372.0$ 4,498.2$ 4,665.4$ 4,903.1$ 5,114.1$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 11.4% 12.9% 12.9% 12.3% 12.3% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 10.5% 11.9% 12.0% 11.7% 12.4% Return on equity 8.7% 10.4% 6.5% 9.6% 9.1% Trailing Twelve Months Ended

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 40 Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss): (dollars in millions) Net operating income Significant items (a) Net operating income, excluding significant items Net operating income, excluding significant items - trailing four quarters Net income (loss) Net income - trailing four quarters 3Q19 69.2$ -$ 69.2$ 286.3$ 42.0$ 159.7$ 4Q19 78.6 (7.9) 70.7 282.1 278.0 409.4 1Q20 84.3 - 84.3 300.6 (21.2) 336.4 2Q20 79.4 (17.7) 61.7 285.9 82.0 380.8 3Q20 112.6 - 112.6 329.3 129.2 468.0 4Q20 86.0 (6.4) 79.6 338.2 111.8 301.8 1Q21 75.2 6.1 81.3 335.2 147.4 470.4 2Q21 89.1 3.5 92.6 366.1 78.0 466.4 (a) The significant items have been discussed in prior press releases. (Continued on next page)

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 41 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) 2Q20 3Q20 4Q20 1Q21 2Q21 Pre-tax operating earnings (a non-GAAP financial measure) 395.9$ 453.3$ 463.8$ 455.2$ 468.6$ Income tax expense (84.4) (98.4) (101.5) (102.0) (105.7) Operating return 311.5 354.9 362.3 353.2 362.9 Non-operating items: Net realized investment gains (losses) from sales and impairments, net of related amortization (46.9) (36.6) (31.1) 36.2 48.2 Net change in market value of investments recognized in earnings (15.1) (11.3) (2.7) 39.3 13.8 Fair value changes in embedded derivative liabilities, net of related amortization (109.7) (82.0) (79.1) 69.7 51.9 Fair value changes and amendment related to the agent deferred compensation plan (16.7) (10.7) (16.3) (3.1) 10.1 Other (12.2) (4.5) 9.7 8.0 8.9 Non-operating income (loss) before taxes (200.6) (145.1) (119.5) 150.1 132.9 Income tax expense (benefit): On non-operating income (loss) (42.2) (30.5) (25.0) 32.9 29.4 Valuation allowance for deferred tax assets and other tax items (227.7) (227.7) (34.0) - - Net non-operating income (loss) 69.3 113.1 (60.5) 117.2 103.5 Net income 380.8$ 468.0$ 301.8$ 470.4$ 466.4$ Twelve Months Ended

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 42 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) 1Q18 2Q18 3Q18 4Q18 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,318.7$ 3,366.0$ 2,705.8$ 2,687.3$ Net operating loss carryforwards 404.2 388.7 510.6 505.9 Accumulated other comprehensive income 894.3 700.2 403.5 177.7 Common shareholders' equity 4,617.2$ 4,454.9$ 3,619.9$ 3,370.9$ 1Q19 2Q19 3Q19 4Q19 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,703.4$ 2,702.9$ 2,685.0$ 2,761.9$ Net operating loss carryforwards 479.6 451.1 425.4 542.6 Accumulated other comprehensive income 654.9 1,098.2 1,442.9 1,372.5 Common shareholders' equity 3,837.9$ 4,252.2$ 4,553.3$ 4,677.0$ 1Q20 2Q20 3Q20 4Q20 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,701.2$ 2,784.2$ 2,905.1$ 2,956.2$ Net operating loss carryforwards 469.4 426.8 377.2 341.9 Accumulated other comprehensive income 595.2 1,520.2 1,801.6 2,186.1 Common shareholders' equity 3,765.8$ 4,731.2$ 5,083.9$ 5,484.2$ 1Q21 2Q21 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,019.5$ 3,035.6$ Net operating loss carryforwards 323.1 292.9 Accumulated other comprehensive income 1,518.1 1,995.5 Common shareholders' equity 4,860.7$ 5,324.0$

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021 43 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) 2Q20 3Q20 4Q20 1Q21 2Q21 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,722.9$ 2,760.6$ 2,812.4$ 2,876.5$ 2,947.7$ Net operating loss carryforwards 469.1 460.0 428.9 385.5 350.5 Accumulated other comprehensive income 1,180.0 1,277.6 1,424.1 1,641.1 1,815.9 Common shareholders' equity 4,372.0$ 4,498.2$ 4,665.4$ 4,903.1$ 5,114.1$ Trailing Four Quarter Average

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows:

(dollars in millions)

	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
Corporate notes payable	$ 989.1	$ 989.4	$ 989.7	$ 990.1	$1,136.2	$1,136.6	$1,136.9
Total shareholders' equity	4,677.0	3,765.8	4,731.2	5,083.9	5,484.2	4,860.7	5,324.0
Total capital	$5,666.1	$4,755.2	$5,720.9	$6,074.0	$6,620.4	$5,997.3	$6,460.9
Corporate debt to capital	17.5%	20.8%	17.3%	16.3%	17.2%	19.0%	17.6%

	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
Corporate notes payable	$ 989.1	$ 989.4	$ 989.7	$ 990.1	$1,136.2	$1,136.6	$1,136.9
Total shareholders' equity	4,677.0	3,765.8	4,731.2	5,083.9	5,484.2	4,860.7	5,324.0
Less accumulated other comprehensive income	(1,372.5)	(595.2)	(1,520.2)	(1,801.6)	(2,186.1)	(1,518.1)	(1,995.5)
Total capital	$4,293.6	$4,160.0	$4,200.7	$4,272.4	$4,434.3	$4,479.2	$4,465.4
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	23.0%	23.8%	23.6%	23.2%	25.6%	25.4%	25.5%

CNO Financial Group | Second Quarter 2021 Earnings | July 28, 2021

44